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                                  EXHIBIT 24(a)
                                  -------------

                    Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated April 21, 2000 included in Dairy Mart Convenience Stores, Inc.'s Annual Report on Form 10-K for the year ended January 29, 2000 and to all references to our Firm included in this Registration Statement.

Arthur Andersen LLP
Cleveland, Ohio
December 22, 2000